UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 22, 2004 (April 22, 2004)

Advanced Neuromodulation Systems, Inc.

(Exact name of registrant as specified in charter)

Texas	0-10521	75-1646002

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Windcrest Drive, Suite 100
Plano, Texas 75024

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

Item 5. “Other Events”

In a press release issued on April 22, 2004, we announced that we had completed the acquisition announced on March 8, 2004 of the assets of the Cable and Wire Division from microHelix, Inc. for approximately $2 million in cash and assumed liabilities. Prior to the acquisition, which was consummated on April 21, 2004, microHelix supplied coated fine wire, antennas, and certain other products to ANS and our wholly-owned subsidiary, Hi-Tronics Designs, Inc.

We also announced in the same press release that ANS has filed a lawsuit in U.S. District Court for the Eastern District of Texas, Sherman Division, against Advanced Bionics Corporation for patent infringement and misappropriation of ANS trade secrets.

The press release issued on April 22, 2004 is attached hereto as Exhibit 99.1.

This press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act

Item 9. “Regulation FD Disclosure.” and Item 12. “Results of Operations and Financial Condition.”

We are furnishing under this Form 8-K a press release issued on April 22, 2004, disclosing information regarding our results of operations and financial condition for the first quarter of 2004, and our financial outlook for 2004, a copy of which is attached hereto as Exhibit 99.1.

This press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2004

ADVANCED NEUROMODULATION SYSTEMS, INC.
By:	/s/ F. Robert Merrill III
	Name:	F. Robert Merrill III
	Title:	Executive Vice President, Finance, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated April 22, 2004 (This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.)